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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                  May 24, 2000
                Date of Report (Date of Earliest Event Reported)




                               NASHUA CORPORATION
             (Exact Name of Registrant as Specified in its Charter)



                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)



       1-5492-1                                           02-0170100
(Commission File Number)                    (I.R.S. Employer Identification No.)



                               44 FRANKLIN STREET
                           NASHUA, NEW HAMPSHIRE 03064
                    (Address of Principal Executive Offices)


                                  (603)880-2323
              (Registrant's Telephone Number, Including Area Code)



                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)




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                    INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 5 - OTHER EVENT
--------------------

On May 24, 2000, Nashua Corporation issued the following press release:


                NASHUA NAMES ANDREW ALBERT TO BOARD OF DIRECTORS

       NASHUA, N.H., May 24, 2000 -- Nashua Corporation (NYSE: NSH) announced today that its Board of Directors has elected Andrew (Andy) Albert to its Board of Directors, increasing the company's board members to eight.

       Albert became President and Chief Operating Officer of Nashua on April 17th, when the company closed on its strategic acquisition of Rittenhouse Paper Company, a transaction announced in March. Albert, 54, had been Chairman and Chief Executive Officer of Rittenhouse since 1983. Under his leadership, Rittenhouse has become a leading manufacturer and marketer of a wide range of specialty paper, pressure-sensitive labels and imaging supplies.

       Noting that Albert's election to the board was expected, as part of the terms of the Rittenhouse transaction, Jerry Garbacz, Nashua Chairman and Chief Executive Officer, said, "We are excited to have Andy join us at the helm to further ensure the smooth integration of Rittenhouse and to take this company to the next level. Andy's 20 years of strong leadership, industry expertise and well-established reputation will be key to achieving our goal: to expand our niche leadership positions in paper and label manufacturing and to generate strong returns for our shareholders over the long term."

        "I am pleased to be part of the Nashua team at such a pivotal time in its 150 year history. The combination of these companies' complementary strengths will result in operational cost synergies, improved distribution and a broadened customer base that will fuel top- and bottom-line growth," said Albert. "By leveraging our core competencies in paper and label manufacturing, the new Nashua will have a stronger and highly focused platform to expand our niche leadership positions and provide customers with unparalleled service. We believe the new company will create substantial incremental value for our shareholders."

       Prior to Rittenhouse, Andy Albert was Vice President and General Manager in the London office of American National Bank & Trust of Chicago and held positions at Irving Trust Company in New York. He received a degree in Political Science from Washington University and earned an MBA from the University of Wisconsin. Andy also serves on the board of the University of Wisconsin Business School and the Juvenile Diabetes Foundation of Chicago.

       Nashua Corporation manufactures and markets a wide variety of specialty imaging products and services to industrial and commercial customers. With the addition of Rittenhouse, the company's products include thermal papers, pressure-sensitive labels, cut/roll, bond, point of sale, ATM and wide format papers, entertainment tickets, as well as toners and

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       developers and ribbons for use in imaging devices. Additional information about Nashua Corporation can be found on the World Wide Web at www.nashua.com.
       --------------

       FORWARD-LOOKING STATEMENTS

       This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. When used in this press release, the words "will," "will be," "will result," "will fuel," "will create," "believe," and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, but are not limited to, the Company's future capital needs, and resources, fluctuations in customer demand, intensity of competition from other vendors, timing and acceptance of new product introductions, delays or difficulties in programs designed to increase sales and profitability, general economic and industry conditions, failure to achieve the Rittenhouse transaction's synergies, the settlement of various tax issues, and other risks set forth in the Company's filings with the Securities and Exchange Commission. The Company assumes no obligation to update the information contained in this press release.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                           NASHUA CORPORATION



Date:  May 26, 2000                        By /s/ Peter C. Anastos
                                             -------------------------------
                                             Peter C. Anastos
                                             Vice President, General Counsel
                                             and Secretary